Exhibit 99.1

NEWS RELEASE

For information contact:

Vincent H. Chao

Chief Financial Officer

(407) 265-7348	FOR IMMEDIATE RELEASE

April 30, 2026

NNN REIT, Inc. Announces First Quarter 2026 Results and Increases 2026 Guidance

Orlando, Florida, April 30, 2026 – NNN REIT, Inc. (NYSE: NNN) (the "Company" or "NNN"), a real estate investment trust, today announced financial and operating results for the quarter ended March 31, 2026. Highlights include:

First Quarter 2026 Highlights:

•
Reported net earnings of $0.50 per diluted share and AFFO of $0.87 per diluted share
•
Increased ABR by 6.9% over prior-year results to $934.6 million
•
Increased portfolio occupancy to 98.6%, an increase of 30 and 90 basis points over the prior quarter and prior year periods, respectively, with a portfolio weighted average remaining lease term of 10.1 years
•
Closed on $145.4 million of investments at an initial cash cap rate of 7.5%, with a weighted average lease term of 19 years
•
Sold 25 properties for $35.8 million, including $17.8 million of income producing properties at a weighted average cap rate of 7.2%
•
Sold 1,667,232 common shares pursuant to forward sale agreements under the Company’s at-the-market equity program (“ATM”) at a weighted average price per share of $44.93
•
Fully drew down the $300 million senior unsecured delayed draw term loan facility due in February 2029 (the “Term Loan”) with the entire outstanding balance fully hedged at an all-in fixed rate of 4.10%
•
Maintained balance sheet flexibility with a sector-leading weighted average debt maturity of 10.5 years, no encumbered assets, only 1.6% of floating rate exposure and $1.2 billion of total available liquidity
•
Paid a $0.60 quarterly dividend, representing a 5.7% annualized dividend yield and a 69% AFFO payout ratio as of March 31, 2026

Additional Highlights:

•
Increased AFFO per share guidance to a new range of $3.53 to $3.59
•
Increased Core FFO per share guidance to a new range of $3.48 to $3.54

Steve Horn, Chief Executive Officer, commented: "We are pleased with our solid start to the year. Our strong first quarter performance enabled us to increase AFFO guidance for 2026. Portfolio occupancy climbed to 98.6%, surpassing our long-term average, and our balance sheet remains well positioned to fund future acquisitions. NNN’s primarily self-funded model in the triple-net market, combined with our robust tenant relationship program, positions us to deliver consistent and sustainable per-share growth year after year."

FINANCIAL RESULTS

	Quarter Ended March 31,
(dollars in thousands, except per diluted share data)	2026	2025
Revenues	$240,424	$230,854

Net earnings	$93,951	$96,458
Net earnings per share	$0.50	$0.51

FFO	$163,150	$158,734
FFO per share	$0.86	$0.85

Core FFO	$163,584	$160,907
Core FFO per share	$0.86	$0.86

AFFO	$165,679	$163,015
AFFO per share	$0.87	$0.87

PORTFOLIO SNAPSHOT

(dollars in thousands)	March 31, 2026	December 31, 2025	March 31, 2025
Number of properties	3,711	3,692	3,641
Total gross leasable area (square feet)	39,597,000	39,578,000	37,311,000
Occupancy rate	98.6%	98.3%	97.7%
Weighted average remaining lease term (years)	10.1	10.2	9.9
ABR	$934,612	$928,081	$874,301

PROPERTY ACQUISITIONS

(dollars in thousands)	Quarter Ended March 31, 2026
Total dollars invested(1)	$145,394
Number of properties	41
Gross leasable area (square feet)(2)	304,000
Weighted average cap rate(3)	7.5%
Weighted average lease term (years)	19.0

(1)	Includes dollars invested in projects under construction or tenant improvements.
(2)	Includes additional square footage from completed construction on existing properties.
(3)	Calculated as the initial cash annual base rent divided by the total purchase price of the properties.

PROPERTY DISPOSITIONS

	Quarter Ended March 31, 2026
(dollars in thousands)	Occupied	Vacant	Total
Number of properties	9	16	25
Gross leasable area (square feet)	90,000	156,000	246,000
Net sale proceeds	$17,800	$18,027	$35,827
Weighted average cap rate(1)	7.2%	—	7.2%

(1)	Calculated as the cash annual base rent divided by the total gross proceeds received for the occupied properties.

CAPITAL MARKETS ACTIVITY

During the quarter ended March 31, 2026, NNN drew down the entire $300 million on the Term Loan. The Company previously entered into forward starting swaps with a total notional value of $300 million that fix the Secured Overnight Financing Rate (“SOFR”) at 3.25% and fully hedge the outstanding balance on the Term Loan at an all-in fixed rate of 4.10%.

During the quarter ended March 31, 2026, NNN sold 1,667,232 common shares pursuant to forward sale agreements under the Company’s ATM at a weighted average price per share of $44.93.

As of March 31, 2026, NNN had 1,667,232 shares of common stock subject to outstanding forward sale agreements, which upon settlement, are anticipated to raise net proceeds of approximately $74.0 million. Net proceeds include the impact of forward price adjustments through March 31, 2026.

BALANCE SHEET AND LIQUIDITY

As of March 31, 2026, Gross Debt was $4.9 billion with a weighted average interest rate of 4.2% and a weighted average debt maturity of 10.5 years. The Company ended the quarter with $1.2 billion of total available liquidity, including $1.1 billion of unused line of credit capacity, $74.0 million of outstanding forward equity, and $5.4 million of cash and restricted cash. Net Debt to annualized EBITDAre and fixed charge coverage was 5.7x and 4.1x, respectively, as of March 31, 2026. Including the impact of unsettled forward equity, Pro Forma Net Debt to annualized EBITDAre was 5.6x as of March 31, 2026.

DIVIDEND

As previously announced on April 15, 2026, the Company’s Board of Directors declared a quarterly dividend of $0.60 per share payable on May 15, 2026, to shareholders of record as of April 30, 2026. The quarterly dividend represents an annualized dividend of $2.40 per share and an annualized dividend yield of 5.7% as of March 31, 2026.

2026 GUIDANCE

(dollars in millions, except per diluted share data)	Initial 2026 Guidance	Updated 2026 Guidance
Net earnings per share excluding any gains on disposition of real estate, impairment losses and retirement and severance costs	$2.02 - $2.08	$2.02 - $2.08
Real estate depreciation and amortization per share	$1.45	$1.46
Core FFO per share	$3.47 - $3.53	$3.48 - $3.54
AFFO per share	$3.52 - $3.58	$3.53 - $3.59
General and administrative expenses	$53 - $55	$53 - $55
Real estate expenses, net of tenant reimbursements	$14 - $15	$14 - $15
Acquisition volume	$550 - $650	$550 - $650
Disposition volume	$110 - $150	$110 - $150

Guidance is based on current plans and assumptions and is subject to risks and uncertainties more fully described in this press release and the Company's reports filed with the Securities and Exchange Commission (the "Commission").

CONFERENCE CALL INFORMATION

The Company will host a conference call on April 30, 2026 at 10:30 a.m. ET to discuss first quarter results. A live webcast of the conference call will be available on the Company's website at www.nnnreit.com or by using the following link. The conference call can also be accessed by dialing 888-506-0062 in the United States (“U.S.”) or 973-528-0011 for international callers and entering the participant code 188942 or referencing NNN REIT, Inc.

A telephonic replay of the call will be available through Thursday, May 14, 2026, by dialing 877-481-4010 in the U.S. or 919-882-2331 internationally and entering the code 53800.

ABOUT NNN REIT, INC.

NNN invests in high-quality properties subject generally to long-term, net leases with minimal ongoing capital expenditures. As of March 31, 2026, the Company owned 3,711 properties in all 50 states, the District of Columbia and Puerto Rico, with a gross leasable area of approximately 39.6 million square feet and a weighted average remaining lease term of 10.1 years. NNN is one of only three publicly traded real estate investment trusts to have increased annual dividends for 36 or more consecutive years. For more information on the Company, visit www.nnnreit.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release that are not strictly historical are “forward-looking” statements. These statements generally are characterized by the use of terms such as "believe," "expect," "intend," "may," "estimated" or other similar words or expressions. Forward-looking statements involve known and unknown risks, which may cause the Company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, including inflation, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of the Company's tenants, the availability of capital, risks related to the Company's status as a real estate investment trust ("REIT"), and the potential impacts of an epidemic or pandemic on the Company’s business operations, financial results and financial position on the global economy. Additional information concerning these and other factors that could cause actual results to differ materially from these forward-looking statements is contained from time to time in the Company’s Commission filings, including, but not limited to, the Company’s (i) Annual Report on Form 10-K for the year ended December 31, 2025 and (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 2026. Copies of each filing may be obtained from the Company or the Commission. Such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

DEFINITIONS

Annualized Base Rent (“ABR”) is a non-U.S. generally accepted accounting principles (“GAAP”) metric which represents the monthly cash base rent for all leases in place as of the end of the period multiplied by 12. Accordingly, this methodology produces an annualized amount as of a point in time but does not take into consideration future (i) scheduled rent increases, (ii) leasing activity, or (iii) lease expirations.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”) as defined by the National Association of Real Estate Investment Trusts (“Nareit”) is a metric established by Nareit and commonly used by real estate companies. The measure is a result of net earnings (computed in accordance with GAAP), plus interest expense, income tax expense, depreciation and amortization, excluding any gains (or including any losses) on disposition of real estate, any impairment charges, net of recoveries and after adjustments for income and losses attributable to noncontrolling interests. Management considers the non-GAAP measure of EBITDAre to be an appropriate measure of the Company's performance and should be considered in addition to, net earnings or loss, as a measure of the Company's operating performance.

Funds From Operations ("FFO") is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the Nareit and is used by the Company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses), any applicable taxes on the disposition of certain assets and any impairment charges on a depreciable real estate asset, net of recoveries.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure.

Core Funds From Operations (“Core FFO”) is a non-GAAP measure of operating performance that adjusts FFO to eliminate the impact of certain GAAP income and expense amounts that the Company believes are infrequent and unusual in nature and/or not related to its core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the REIT industry, and management believes that presentation of Core FFO provides investors with a potential metric to assist in their evaluation of the Company’s operating performance across multiple periods and in comparison to the operating performance of its peers because it removes the effect of unusual items that are not expected to impact the Company’s operating performance on an ongoing basis. Core FFO is used by management in evaluating the performance of the Company’s core business operations and is a factor in determining management compensation. Items included in calculating FFO that may be excluded in calculating Core FFO may include items such as transaction related gains, income or expense, impairments on land, retirement and severance costs or other non-core amounts as they occur.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO adjusts FFO for certain non-cash items that reduce or increase net earnings in accordance with GAAP. AFFO should not be considered an alternative to net earnings, as an indication of the Company's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the Company’s performance.

Total Cash is comprised of cash and cash equivalents and restricted cash and cash held in escrow per GAAP as reported on the balance sheet summary.

Gross Assets represents total assets (reported in accordance with GAAP) adjusted to exclude accumulated amortization and depreciation and amortization of direct financing leases. The result provides an estimate of the investments made by the Company.

Total Debt is defined by the Company as total debt per GAAP as reported on the balance sheet summary including line of credit payable, term loan payable, notes payable, net of unamortized discount and unamortized debt costs and mortgages payable, net of unamortized premium and debt costs, as applicable.

Gross Debt is defined by the Company as Total Debt adjusted to exclude unamortized debt discounts and premiums and unamortized debt costs.

Net Debt is defined by the Company as Gross Debt less Total Cash.

Pro Forma Net Debt is defined by the Company as Net Debt less anticipated net proceeds from unsettled forward equity.

Management considers the non-GAAP measures of Gross Debt, Net Debt and Pro Forma Net Debt each to be a key supplemental measure of the Company's overall liquidity, capital structure and leverage.

The Company’s computation of FFO, Core FFO, AFFO, EBITDAre, Total Cash, Gross Assets, Gross Debt and Net Debt may differ from the methodology for calculating these non-GAAP financial measures used by other REITs, and therefore, may not be comparable to such other REITs. Reconciliations of net earnings, Total Debt and total assets (all computed in accordance with GAAP) to FFO, Core FFO, AFFO, EBITDAre, Gross Assets, Gross Debt and Net Debt (each of which is a non-GAAP financial measure), as applicable, are included in the financial information accompanying this release.

NNN REIT, Inc.

Balance Sheet Summary

(dollars in thousands)

(unaudited)

	March 31, 2026	December 31, 2025
Assets:
Real estate portfolio, net of accumulated depreciation and amortization	$9,280,628	$9,239,542
Cash and cash equivalents	4,570	5,046
Restricted cash and cash held in escrow	827	776
Receivables, net of allowance of $659 and $609, respectively	3,805	3,470
Accrued rental income, net of allowance of $3,475 and $3,393, respectively	36,021	34,914
Debt costs, net of accumulated amortization of $30,850 and $29,930, respectively	7,814	8,645
Other assets	88,626	86,962
Total assets	$9,422,291	$9,379,355

Liabilities:
Line of credit payable	$80,000	$348,100
Term loan payable	300,000	—
Notes payable, net of unamortized discount and unamortized debt costs	4,474,123	4,472,324
Accrued interest payable	72,320	40,557
Other liabilities	100,579	110,072
Total liabilities	5,027,022	4,971,053

Total equity	4,395,269	4,408,302

Total liabilities and equity	$9,422,291	$9,379,355

Common shares outstanding	190,249,614	189,937,404

NNN REIT, Inc.

Income Statement Summary

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended March 31,
	2026	2025
Revenues:
Rental income	$240,014	$230,574
Interest and other income from real estate transactions	410	280
	240,424	230,854

Operating expenses:
General and administrative	14,106	13,008
Real estate	9,799	9,375
Depreciation and amortization	70,797	64,617
Leasing transaction costs	144	130
Impairment losses – real estate, net of recoveries	10,680	1,512
Retirement and severance costs	434	2,173
	105,960	90,815
Gain on disposition of real estate	12,185	3,813
Earnings from operations	146,649	143,852

Other expenses (revenues):
Interest and other income	(28)	(329)
Interest expense	52,726	47,723
	52,698	47,394

Net earnings	$93,951	$96,458

Weighted average shares outstanding:
Basic	189,031,812	186,855,097
Diluted	189,458,620	187,080,084

Net earnings per share:
Basic	$0.50	$0.52
Diluted	$0.50	$0.51

NNN REIT, Inc.

Other Information

(dollars in thousands)

(unaudited)

	Quarter Ended March 31,
	2026	2025
Rental income from operating leases(1) (2)	$233,571	$224,056
Earned income from direct financing leases(1)	$82	$114
Percentage rent(1)	$316	$886

Real estate expenses reimbursed from tenants(1)	$6,045	$5,518
Real estate expenses	(9,799)	(9,375)
Real estate expenses, net of tenant reimbursements	$(3,754)	$(3,857)

Amortization of debt costs	$1,752	$1,466
Non-real estate depreciation expense	$95	$43

(1)	For the quarters ended March 31, 2026 and 2025, the aggregate of such amounts is $240,014 and $230,574, respectively, and is classified as rental income on the income statement summary.
(2)	Includes lease termination fees of $739 and $8,203 for the quarters ended March 31, 2026 and 2025, respectively.

NNN REIT, Inc.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended March 31,
	2026	2025
Net earnings	$93,951	$96,458
Real estate depreciation and amortization	70,704	64,577
Gain on disposition of real estate	(12,185)	(3,813)
Impairment losses – depreciable real estate, net of recoveries	10,680	1,512
FFO	163,150	158,734
Retirement and severance costs	434	2,173
Core FFO	163,584	160,907
Straight-line accrued rent, net of reserves	(1,291)	(509)
Net capital lease rent adjustment	46	60
Below-market rent amortization	(126)	(93)
Stock based compensation expense	4,046	3,571
Capitalized interest expense	(580)	(921)
AFFO	$165,679	$163,015

FFO per share:
Basic	$0.86	$0.85
Diluted	$0.86	$0.85

Core FFO per share:
Basic	$0.87	$0.86
Diluted	$0.86	$0.86

AFFO per share:
Basic	$0.88	$0.87
Diluted	$0.87	$0.87

Dividend per share	$0.600	$0.580
AFFO payout ratio(1)	69%	66%

(1)	Calculated as total dividends paid as a percentage of AFFO for each respective period.

NNN REIT, Inc.

Reconciliation of Non-GAAP Financial Measures (continued)

(dollars in thousands)

(unaudited)

	Quarter Ended March 31,
	2026	2025
Net earnings	$93,951	$96,458
Interest expense	52,726	47,723
Depreciation and amortization	70,797	64,617
Gain on disposition of real estate	(12,185)	(3,813)
Impairment losses – real estate, net of recoveries	10,680	1,512
EBITDAre	$215,969	$206,497

Interest expense	$52,726	$47,723
Add back: capitalized interest	580	921
Fixed charges	$53,306	$48,644

	March 31, 2026	December 31, 2025
Total assets	$9,422,291	$9,379,355
Accumulated depreciation & amortization	2,307,623	2,259,469
Amortization of direct financing leases	2,592	2,546
Gross Assets	$11,732,506	$11,641,370

Debt outstanding:
Line of credit	$80,000	$348,100
Term Loan	300,000	—
Notes payable, net of unamortized discount and unamortized debt costs	4,474,123	4,472,324
Total Debt	4,854,123	4,820,424
Unamortized note discount	46,039	47,005
Unamortized debt costs	29,838	30,670
Gross Debt	4,930,000	4,898,099
Total Cash	(5,397)	(5,822)
Net Debt	4,924,603	4,892,277
Net proceeds from unsettled forward equity	(73,966)	—
Pro Forma Net Debt	$4,850,637	$4,892,277

NNN REIT, Inc.

Debt Summary

As of March 31, 2026

(dollars in thousands)

(unaudited)

Unsecured Debt	Principal	Principal, Net of Unamortized Discount	Stated Rate	Effective Rate		Maturity Date
Line of credit payable	$80,000	$80,000	SOFR + 77.5bps	4.405%		April 2028

Term loan payable	300,000	300,000	SOFR + 85 bps	4.097%	(1)	February 2029

Notes payable:
2026	350,000	349,678	3.600%	3.733%		December 2026
2027	400,000	399,712	3.500%	3.548%		October 2027
2028	400,000	399,158	4.300%	4.388%		October 2028
2030	400,000	399,446	2.500%	2.536%		April 2030
2031	500,000	496,393	4.600%	4.766%		February 2031
2033	500,000	490,755	5.600%	5.905%		October 2033
2034	500,000	494,725	5.500%	5.662%		June 2034
2048	300,000	296,328	4.800%	4.890%		October 2048
2050	300,000	294,739	3.100%	3.205%		April 2050
2051	450,000	442,456	3.500%	3.602%		April 2051
2052	450,000	440,571	3.000%	3.118%		April 2052
Total	4,550,000	4,503,961

Total unsecured debt(2)	$4,930,000	$4,883,961

Debt costs		$(44,420)
Accumulated amortization		14,582
Debt costs, net of accumulated amortization		(29,838)
Notes payable, net of unamortized discount and unamortized debt costs		$4,474,123

(1)	SOFR swapped to a weighted average fixed rate of 3.25%.
(2)	Unsecured debt has a weighted average interest rate of 4.2% and a weighted average maturity of 10.5 years.

NNN REIT, Inc.

Debt Summary – Continued

As of March 31, 2026

(unaudited)

Credit Metrics

	March 31, 2026	December 31, 2025
Gross Debt / Gross Assets	42.0%	42.1%
Net Debt / EBITDAre (last quarter annualized)	5.7x	5.6x
Pro Forma Net Debt / EBITDAre (last quarter annualized)	5.6x	5.6x
EBITDAre / fixed charges	4.1x	4.1x

Credit Facility, Term Loan and Notes Covenants

The following is a summary of key financial covenants for the Company's unsecured credit facility, Term Loan and notes, as defined and calculated per the terms of the agreements and indentures governing such debt, which are included in the Company's filings with the Commission. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show that as of March 31, 2026, the Company believes it is in compliance with the covenants.

Key Covenants	Required	March 31, 2026
Unsecured Bank Credit Facility and Term Loan:
Maximum leverage ratio	< 0.60x	0.38x
Minimum fixed charge coverage ratio	> 1.50x	4.09x
Maximum secured indebtedness ratio	< 0.40x	—
Unencumbered asset value ratio	> 1.67x	2.66x
Unencumbered interest ratio	> 1.75x	4.04x
Unsecured Notes:
Limitation on incurrence of total debt	≤ 60%	41%
Limitation on incurrence of secured debt	≤ 40%	—
Debt service coverage ratio	≥ 1.5x	4.0x
Maintenance of total unencumbered assets	≥ 150%	241%

NNN REIT, Inc.

Property Portfolio

As of March 31, 2026

Top 20 Lines of Trade

	Lines of Trade	# of Tenants	# of Properties	% of ABR
1.	Automotive service	47	748	18.7%
2.	Convenience stores	31	688	16.3%
3.	Restaurants – limited service	63	622	8.0%
4.	Entertainment	7	96	7.1%
5.	Dealerships	18	110	6.4%
6.	Restaurants – full service	71	334	6.4%
7.	Health and fitness	9	37	3.9%
8.	Theaters	5	32	3.6%
9.	Automotive parts	7	144	3.3%
10.	Equipment rental	4	105	3.0%
11.	Wholesale clubs	1	13	2.2%
12.	Drug stores	3	59	1.9%
13.	Home improvement	10	49	1.9%
14.	Medical service providers	29	85	1.8%
15.	Early childhood education	8	80	1.8%
16.	Pet supplies and services	12	59	1.7%
17.	Discount retail	7	66	1.3%
18.	Furniture	14	43	1.2%
19.	Travel plazas	4	24	1.2%
20.	Automobile auctions, wholesale	2	18	1.1%
	Other	84	299	7.2%
	Total		3,711	100.0%

NNN REIT, Inc.

Property Portfolio – Continued

As of March 31, 2026

Top 20 States

	State	# of Tenants	# of Properties	% of ABR
1.	Texas	97	592	18.2%
2.	Florida	95	271	8.8%
3.	Illinois	52	181	5.2%
4.	Georgia	65	172	4.4%
5.	Ohio	74	211	4.2%
6.	Michigan	33	146	4.0%
7.	Tennessee	47	156	3.6%
8.	Indiana	44	164	3.5%
9.	North Carolina	46	157	3.5%
10.	Arizona	36	86	3.5%
11.	Virginia	44	119	3.3%
12.	Alabama	39	154	2.9%
13.	California	26	71	2.8%
14.	New Jersey	20	33	2.3%
15.	Pennsylvania	39	84	2.2%
16.	Missouri	33	102	2.2%
17.	Maryland	20	52	2.0%
18.	Colorado	28	47	2.0%
19.	South Carolina	29	80	2.0%
20.	Louisiana	30	65	1.8%
	Other	167	768	17.6%
	Total		3,711	100.0%

NNN REIT, Inc.

Property Portfolio – Continued

As of March 31, 2026

Top 20 Tenants

	Tenant	Primary Line of Trade	# of Properties	% of ABR
1.	7-Eleven	Convenience stores	145	4.3%
2.	Mister Car Wash	Automotive service	120	3.8%
3.	Dave & Buster's	Entertainment	34	3.6%
4.	Camping World	Dealerships	46	3.5%
5.	Kent Distributors	Convenience stores	64	2.6%
6.	Flynn Restaurant Group	Restaurants - limited service	204	2.5%
7.	GPM Investments	Convenience stores	143	2.5%
8.	AMC Theatres	Theaters	19	2.3%
9.	BJ's Wholesale Club	Wholesale clubs	13	2.2%
10.	LA Fitness	Health and fitness	24	2.1%
11.	Mavis Tire Express Services	Automotive service	140	2.1%
12.	Couche-Tard	Convenience stores	92	2.0%
13.	Sunoco	Convenience stores	53	1.7%
14.	Chuck E. Cheese	Entertainment	51	1.7%
15.	Walgreens	Drug stores	48	1.6%
16.	Casey's General Stores	Convenience stores	62	1.6%
17.	United Rentals	Equipment rental	49	1.6%
18.	Tidal Wave Auto Spa	Automotive service	35	1.5%
19.	Super Star Car Wash	Automotive service	33	1.3%
20.	BMW Kar Wash LLC	Automotive service	41	1.3%
	Other		2,295	54.2%
	Total		3,711	100.0%

Lease Expirations(1)

	# of Properties	Gross Leasable Area(2)	% of ABR		# of Properties	Gross Leasable Area(2)	% of ABR
2026	76	524,000	1.0%	2032	192	1,898,000	4.9%
2027	202	2,633,000	6.1%	2033	133	1,395,000	4.2%
2028	221	1,970,000	4.9%	2034	194	2,838,000	5.8%
2029	139	2,049,000	4.2%	2035	136	1,805,000	4.2%
2030	184	2,417,000	4.7%	Thereafter	1,895	18,128,000	51.5%
2031	284	3,394,000	8.5%

(1)	As of March 31, 2026, the weighted average remaining lease term is 10.1 years.
(2)	Square feet.